EXHIBIT 10.13


                            JUNIOR SECURED DEBENTURE


$2,250,000.00                                                      July 11, 2000

         FOR VALUE RECEIVED, the undersigned company, CORPORATE TECHNOLOGIES USA, INC., a Minnesota corporation ("Maker"), hereby promises to pay to the order of Convergent Capital Partners I, L.P. ("Purchaser"), at its offices at 5353 Wayzata Boulevard, Suite 205, Minneapolis, Minnesota 55416 (or at such other place as the holder hereof may from time to time designate) the principal amount of TWO MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS ($2,250,000) or so much of such principal amount as may have been advanced from time to time and be outstanding hereunder.

         This Junior Secured Debenture is the Debenture referred to in the Debenture Purchase Agreement dated March 9, 2000, as amended and supplemented by that certain First Supplement to Debenture Purchase Agreement of even date herewith by and between the Maker and the Purchaser (as amended from time to time, the "Purchase Agreement"). Capitalized terms used in this Junior Secured Debenture are defined in the Purchase Agreement, unless otherwise expressly stated herein. This Junior Secured Debenture is entitled to the benefits of the Purchase Agreement and is subject to all of the agreements, terms and conditions contained therein, all of which are incorporated herein by this reference. This Junior Secured Debenture may not be prepaid, in whole or in part, except in accordance with the terms and conditions set forth in the Purchase Agreement.

         The outstanding principal balance of this Junior Secured Debenture shall be due and payable as provided in Section 2.1 of the Purchase Agreement. Interest on the principal amount of this Junior Secured Debenture from time to time outstanding shall be due and payable as provided in Section 2.1 of the Purchase Agreement, at the annual rate of interest of fourteen percent (14%) (computed on the basis of a year consisting of 360 days and paid for the actual number of days elapsed). In no event, however, shall interest exceed the maximum rate permitted by law.

         This Junior Secured Debenture is secured by, INTER ALIA, all of the Collateral, as defined in the Security Agreement dated March 9, 2000. The terms of the Security Agreement are hereby incorporated by reference with the same force and effect as if fully set forth herein.

         As provided in Section 9.2 of the Purchase Agreement, (a) upon the occurrence of an Event of Default under Section 9.1(g) of the Purchase Agreement, this Junior Secured Debenture, and all amounts payable hereunder in accordance with the terms of the Purchase Agreement, shall immediately become due and payable, without notice of any kind, and (b) upon the occurrence of any other Event of Default under the Purchase Agreement, this Junior Secured Debenture, and all amounts payable hereunder in accordance with the terms of the Purchase Agreement, shall, at the option of the holder, immediately become due and payable, without notice of any kind.

         THIS JUNIOR SECURED DEBENTURE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF MINNESOTA APPLICABLE TO AN AGREEMENT EXECUTED, DELIVERED AND PERFORMED THEREIN WITHOUT GIVING EFFECT TO THE CHOICE-OF-LAW RULES THEREOF OR ANY OTHER PRINCIPLES THAT COULD REQUIRE THE APPLICATION OF THE SUBSTANTIVE LAW OF ANY OTHER JURISDICTION.

         The undersigned expressly waives any presentment, demand, protest, notice of default, notice of intention to acceleration or notice of any other kind except as expressly provided in the Purchase Agreement.


                                        CORPORATE TECHNOLOGIES USA, INC.


                                        By:
                                            ----------------------------
                                        Name:  James Mandel
                                        Title: Chief Executive Officer